UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    December 28, 2017

Healthcare Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55201	38-3888962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 4th Floor
New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

New Loan Agreement

On December 28, 2017, 23 wholly owned subsidiaries (the “Borrowers”) of Healthcare Trust Operating Partnership, L.P. (the “OP”), the operating partnership of Healthcare Trust, Inc. (the “Company”), entered into a loan agreement (the “Loan Agreement”) with Capital One, National Association (“Capital One”), as administrative agent and lender.

The Loan Agreement provides for a $82.0 million loan (the “Loan”) with a floating interest rate equal to one-month LIBOR plus 2.5% per annum and a maturity date of December 28, 2019. Subject to meeting certain conditions, including a minimum debt yield and debt service coverage ratio, the Borrowers have the right to extend the maturity date for one consecutive 12-month period. During the initial term, the Borrowers will be required to make monthly interest-only payments, with the principal balance due on the maturity date. During any extended term, the Borrowers will be required to make monthly payments of principal and interest in amounts sufficient to amortize the outstanding balance of the Loan based on a 25-year amortization schedule commencing on the first payment date during the extended term of the Loan, utilizing a 5% per annum interest rate. The Loan is secured by, among other things, mortgage liens on 23 senior living facilities in six states (each, a “Mortgaged Property,” and, collectively, the “Mortgaged Properties”), and a pledge by the OP of its ownership interests in the Borrowers. In addition, Capital One will have a security interest in a bank account subject to a control agreement into which the Borrowers will be required to deposit or cause to be deposited net operating income of the Mortgaged Properties at least monthly, with the funds in the account remaining under the Borrowers’ control. If an event of default exists, however, all funds from the operations of the Mortgaged Properties will be deposited into the account within five business days of receipt, with the funds in the account under Capital One’s control. As further security for the Loan, the Borrowers are required to establish reserves to fund required replacements and repairs, as well as real estate taxes and insurance premiums.

At the closing of the Loan, the net proceeds were primarily used to repay $35.0 million outstanding under the Company’s senior secured revolving credit facility (the “Revolver”) related to 12 of the Mortgaged Properties that had been included in the pool of eligible unencumbered real estate assets comprising the borrowing base under the Revolver, with the balance available for general corporate purposes.

The Loan may be prepaid at any time in whole or in part, subject to certain conditions and limitations. Upon repayment of all or any part of the principal of the Loan, whether as a prepayment or as a repayment at maturity, the Borrowers are obligated to pay to an exit fee of: (i) 2.0% of the principal amount with respect to the aggregate of approximately $63 million principal amount allocated under the Loan to the seven Mortgaged Properties that have been identified for refinancing through Fannie Mae’s Multifamily MBS program (the “Agency Assets”), and (ii) 1.0% of the principal amount with respect to the aggregate of approximately $19 million principal amount allocated under the Loan to the other 16 Mortgaged Properties (the “Non-Agency Assets”). No exit fee will be due or payable: (i) with respect to any portion of the Loan refinanced through Fannie Mae’s Multifamily MBS program with Capital One or one of its affiliates acting as agent, originator or seller, (ii) with respect to any portion of the Loan that is not refinanced through Fannie Mae’s Multifamily MBS program due to the program no longer being available under applicable law or because the applicable Mortgaged Property being refinanced does not qualify for financing through the program, or (iii) with respect to any prepayment in connection with a casualty or a condemnation.

A Mortgaged Property, subject to certain conditions and limitations including a minimum debt yield and debt service coverage ratio, may be released from the Loan upon payment of the pro rata portion of any applicable exit fee, and repayment of, depending on the circumstances of the release, the entire principal amount of the Loan allocated to the Mortgaged Property or a principal amount equal to the net sale or refinancing proceeds (including a premium with respect to any release in connection with the sale of a Non-Agency Asset). Except in connection with a sale of a Mortgaged Property to a third party or a cure of certain project-specific events of default, none of the Non-Agency Assets may be released until all of the Agency Assets have been released.

The Loan Agreement requires the Borrowers to meet certain financial covenants, including a minimum debt yield and debt service coverage ratio. If an event of default exists, the payment on any unpaid principal amount may be accelerated, and Capital One may make protective advances to preserve the value of the Mortgaged Properties.

The OP has guaranteed, pursuant to a guaranty in favor of Capital One (the “Guaranty”), certain enumerated recourse liabilities of the Borrowers under the Loan Agreement. In addition, the OP and the Borrowers have indemnified Capital One, pursuant to a hazardous materials indemnity agreement (the “Environmental Indemnity”), against certain environmental liabilities.

Capital One or one of its affiliates is also a lender to the Company under a multi-property mortgage loan, the Revolver and a master credit facility pursuant to which one of Capital One’s affiliates can act as agent, originator or seller for financings through Fannie Mae’s Multifamily MBS program. Capital One or one of its affiliates also serves as a counterparty to the Company in one or more hedging transactions.

The foregoing description does not purport to be a complete description and is qualified in its entirety by reference to the Loan Agreement, the Guaranty and the Environmental Indemnity. Copies of the Loan Agreement, the Guaranty and the Environmental Indemnity are attached as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Loan Agreement, dated as of December 28, 2017, among the borrower entities party thereto and Capital One, National Association.
10.2	Guaranty of Recourse Obligation, dated as of December 28, 2017, by Healthcare Trust Operating Partnership, L.P. in favor of Capital One, National Association.
10.3	Hazardous Materials Indemnity Agreement, dated as of December 28, 2017, by Healthcare Trust Operating Partnership, L.P. and the borrower entities party thereto, for the benefit of Capital One, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE TRUST, INC.

Date: January 4, 2018	By:	/s/ Katie P. Kurtz
	Name:	Katie P. Kurtz
	Title:	Chief Financial Officer, Secretary and Treasurer